Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-126573 on Form S-3, in Registration Statement No. 333-116837 on Form S-8 and in Registration Statement Nos. 333-126312, 333-127464 and 333-133353 on Form S-3 of our reports relating to the consolidated financial statements of Strategic Hotel Capital, Inc. dated March 2, 2006 (May 8, 2006 as to Note 21), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 21, and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 2, 2006 (May 8, 2006 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised)), which report expresses an adverse opinion on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Strategic Hotel Capital, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois

May 8, 2006